EXHIBIT 10.14


                                     THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT AND WAIVER


     THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER (the "Amendment") is dated as of March 31, 1998, and is by and between TRANSITION NETWORKS, INC., a Minnesota corporation (the "Borrower") and U.S. BANK
NATIONAL ASSOCIATION, f/k/a First Bank National Association, a national banking association (the "Bank"). Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement.

                                           RECITALS

     WHEREAS, the Borrower and the Bank are parties to a Loan and Security Agreement, dated as of August 9, 1996, as amended by a First Amendment dated as of May 29, 1997 and a Second Amendment dated as of September 30, 1997 (as so amended, the "Loan Agreement");

     WHEREAS, the Borrower and the Bank desire to amend the terms of the Loan Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE 1 - AMENDMENTS TO THE LOAN AGREEMENT

     1.1 Amendments to Loan Agreement. Supplement A attached to the Loan Agreement is hereby deleted and Supplement A (Amended 3/98 attached to this Amendment is substituted therefor. All references in the Loan Agreement to "Supplement A" shall be references to "Supplement A (Amended 3/98)."

     1.2 Construction. All references in the Loan Agreement to "this Agreement," "herein" and similar references shall be deemed to refer to the Loan Agreement as amended by this Amendment.

                       ARTICLE II - REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Loan Agreement as amended hereby, the Borrower hereby warrants and represents to the Bank that: (a) The execution, delivery and performance by the Borrower of this Amendment and any other documents to which the Borrower is a party have been duly authorized by all necessary corporate or partnership action, do not require any approval or consent of,








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or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable, to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property; (b) The Loan Agreement as amended by this Amendment is the legal, valid and binding obligations of the Borrower and is enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights or creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

                      ARTICLE III - CONDITIONS AND EFFECTIVENESS

     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

          3.1 Before and after giving effect to this Amendment, the representations and warranties in ARTICLE IV of the Loan Agreement shall be true and correct as though made on the date hereof except for changes that are permitted by the terms of the Loan Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

          3.2 Before and after giving effect to this Amendment, no Event of Default or no Default, shall have occurred and be continuing under the Loan Agreement except for those expressly waived by the terms hereof. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

          3.3 The Bank shall have received the following documents appropriately completed and duly executed by the Borrower and the other Obligors where appropriate:

               (a) This Amendment appropriately completed and duly executed by the Borrower, together with a resolution of the Borrower authorizing the execution and delivery of this Amendment in form and substance satisfactory to the Bank; and



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               (b)  Such other approvals, opinions or documents, as the Bank may reasonably request.

                              ARTICLE IV - GENERAL

          4.1 Expenses. The Borrower agrees to reimburse the Bank upon demand for all reasonable expenses, including reasonable fees of attorneys (who may be employees of the Bank) and legal expenses incurred by the Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Loan Agreement.

          4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

          4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

          4.5 Successors: Enforceability. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

          4.6 Recitals. The recitals hereto are incorporated herein by reference and constitute and integral part of this Amendment.







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          4.7  Acknowledgement and Release.  In order to induce the Bank to enter into this Amendment, the Borrower: (a) represents and warrants to the Bank that no events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Bank for payment of the Obligations; and (b) hereby releases and forever discharges the Bank and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Bank or its successors, assigns, directors, officers, agents, employees or participants by virtue of their relationship to the Borrower in connection with the Loan Documents and the transactions related thereto.

                           ARTICLE V - WAIVER

          5.1 Waiver. The Bank hereby waives the Events of Default arising under Section 7.1(g)(i) of the Loan Agreement because of the Borrower's failure to comply with:

               a. Section 5.1 of Supplement A for the periods ending on December 31, 1997 and January 31, 1998, respectively; and

               b. Section 5.3 of Supplement A for the period ending on December 31, 1997.

          5.2 Limitation on Waiver. The waivers granted herein is limited to the specific Events of Default described above and is not intended, and shall not be construed, to be a general waiver of any term or provision of the Loan Agreement or a waiver of any other existing or future Unmatured Event of Default or event of Default.

















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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                           TRANSITION NETWORKS, INC.,
                                           a Minnesota corporation


                                           By:/s/ THOMAS S. WARGOLET
                                              -------------------------
                                               Thomas S. Wargolet,
                                               Vice President, Finance


                                           FIRST BANK NATIONAL ASSOCIATION,
                                           a national banking association


                                           By:
                                              -------------------------

                                           Title:
                                              -------------------------


























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                                          SUPPLEMENT A
                                               to
                                  LOAN AND SECURITY AGREEMENT
                              Dated as of AUGUST 9, 1996 Between
            U.S.BANK NATIONAL ASSOCIATION f/k/a First Bank National Association
                                        (the "Bank") and
                                   TRANSITION NETWORKS, INC.
                                        (the "Borrower")
                                          (AMENDED 3/98)

1.     Loan Agreement Reference.    This Supplement A, as it may be amended or
modified from time to time, is a part of the Loan and Security Agreement, dated as of August 9, 1996, between the Borrower and the Bank (together with all amendments, modifications and supplements thereto, the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have the meanings given such terms in the Loan Agreement unless the context otherwise requires.

2.     Credit Amount; Borrowing Base.

2.1 Credit Amount. The maximum amount of Loans which the Bank will make available to the Borrower shall not exceed FOUR MILLION AND N0/100 DOLLARS ($4,000,000) (such amount is herein called the "Credit Amount") (unless such amount is increased by the Bank in its sole and absolute discretion); provided, however, that the aggregate outstanding principal balance of the Loans plus the Letter of Credit Obligations shall not exceed the Credit Amount.

2.2    Borrowing Base.  The term "Borrowing Base," as used herein, shall mean:

       (a) an amount of up to 75% (or such higher percentage with respect to the portion of the Borrower's Eligible Accounts Receivable that are foreign insured Accounts Receivable as permitted by the Lender, in its sole discretion from time to time) of the net amount (as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrower's Eligible Accounts Receivable; plus

      (b) an amount of up to the lesser of (i) 20% (or such higher percentage with respect as permitted by the Lender, in its sole discretion, from time to time) of the net value (the lower of the cost or market value of such Inventory as determined by the Bank on a first in first out basis and after deduction of such reserves and allowances as the Bank deems proper and necessary ) of the Borrower's Eligible Inventory or (ii) $1,000,000.

2.3 Bank's Rights. The Borrower agrees that nothing contained in this Supplement A (a) shall be construed as the Bank's agreement to resort or look to a particular type or item of Collateral as security for any specific Loan or advance or in any way limit the Bank's right to resort to any or all of the Collateral as security for any of the obligations,











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      (b) shall be deemed to limit or reduce any lien on or any security interest in or upon any portion of the Collateral or other security for the Obligations or (c) shall supersede Section 2.10 of the Loan Agreement.

3.     Interest.

3.1 Revolving Loans. The unpaid balance of the Revolving Loans shall bear interest to maturity as follows:

       (a) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus 2.50% per annum.

       (b) Reference Rate Advances. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate.

3.2 Default Rate. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus four percent (4%) or (ii) two percent (2%) above the rate in effect at the time such amount became due for such past due amount.

3.3 Overdraft Loans; Over Advances. Overdraft Loans and over Advances shall bear interest at the rate(s) determined pursuant to Section 2.8 or Section 2.9 of the Credit Agreement, as applicable.

4.    Eligible Account Receivable Data.

      (a) The Account Receivable must not be unpaid on the date that is 90 days after the date of the invoice evidencing such Account Receivable.

      (b) If invoices representing 10% or more of the unpaid net amount of all Accounts Receivable from any one Account Debtor are unpaid more than 90 days after the dates of the invoices evidencing such Accounts Receivable, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

5. Additional Covenants. From the date of the Loan Agreement and thereafter until all of the Borrower's Obligations under the Loan Agreement are paid in full, the Borrower agrees that, unless the Bank shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:





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5.1  Tangible Capital Base.  During each of the periods set forth below, permit the Tangible Capital Base to be less than the amount set forth below opposite such period at any time:

     Period                          Tangible Capital Base
     ------                          ---------------------

June 1, 1996 through and
including March 29, 1997                    $3,500,000

March 31, 1997 through and
including December 30, 1997                 $3,300,000

December 31, 1997 through and
including May 30, 1998                      $3,600,000

February 28, 1998 through and
including May 30, 1998                      $2,650,000

5.2 Leverage Ratio. During each of the periods set forth below, permit the ratio of (a) the total of (i) the Borrower's unconsolidated Indebtedness, minus
(ii) the Borrower's unconsolidated Subordinated Debt, minus (iii) the aggregate unpaid accrued interest on all Subordinated Debt of the Borrower owing to NSU, to (b) Tangible Capital Base to be greater than: (a)1.75:1 during the Borrower's fiscal year ending December 31, 1996; (b) 2.50:1 during any of the Borrower's fiscal years thereafter.

5.3 Interest Coverage Ratio. Permit the ratio, as of any Measurement Date, for the period commencing on the first day of the Borrower's fiscal year through and including such Measurement Date, of (a) the Borrower's unconsolidated EBITDA to
(b) the total of (i) the Borrower's unconsolidated interest expense (including, without limitation, imputed interest expense on Capitalized Leases) minus (ii) the aggregate unpaid accrued interest on all Subordinated Debt of the Borrower owing to NSU, to be less than: (r) 2:1 for any Measurement Date occurring prior to January 1, 1997; (s) 1.5:1 for any Measurement Date occurring during the Borrower's 1997 fiscal year; or (t) 2:1 for any Measurement Date occurring thereafter. For purposes of this Supplement A, "Measurement Date" means: (x) at any time other than during the Borrower's 1997 fiscal year, the last day of any fiscal quarter; or (y) at any time during the Borrower's 1997 fiscal year, the last day of such fiscal year.

5.4  Capital Expenditures.  Make Capital Expenditures in an amount exceeding:
(a) $1,000,000 during the Borrower's fiscal year ending December 31, 1997; or
(b) $450,000 during any fiscal year thereafter.

Borrower's Initials    tw
                    ---------
Bank's Initials
                 ----------
Date: March 27, 1998